UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

HYDROPHI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road, Suite C6 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Hydrophi Technologies Group, Inc. (the “Company”) has received a purchase order for HydroPlantTM units to be deployed on buses operated by Rutas Unidas Federación de Transportistas Independientes de México, a transit bus operator based in Mexico City, Mexico (“Rutas”).  Rutas has finalized an agreement with the Mexico City government under which Rutas will receive a subsidy of USD$4,500 from the Mexico City government for each HydroPlantTM unit Rutas installs on the transit bus in Mexico City.  The purchase order is valued over USD$1,000,000 for 100 HydroPlantTM units to be installed on the transit buses in Mexico City.

On January 20, 2015 and January 22, 2015, the Company issued two press releases regarding the abovementioned events.  Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01

Financial Statements and Exhibits

Exhibit

Number

Description of Document

99.1

Press Release, dated January 20, 2015

99.2

Press Release, dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HydroPhi Technologies Group, Inc.

Date: January 22, 2015	By:	/s/ Roger M. Slotkin
Roger M. Slotkin
President, Chief Executive Officer and Director